UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 8, 2017

THE COMMUNITY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-18279	52-1652138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of Principal Executive Offices) (Zip Code)

301-645-5601
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b)        On February 8, 2017, Philip T. Goldstein retired from his position as a director of The Community Financial Corporation (the “Company”) and the Company’s wholly-owned subsidiary, Community Bank of the Chesapeake (the “Bank”), effective February 8, 2017. Also on February 8, 2017, James R. Shepherd retired from his position as a director of the Company, effective February 8, 2017.  Mr. Shepherd will continue to serve as a director of the Bank.  Neither Mr. Goldstein nor Mr. Shepherd indicated that his resignation was related to a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

     The Company intends to fill the vacancies created by the retirements with two directors currently serving on the Board of Directors of the Bank, John K. Parlett, Jr. and Kathryn Zabriskie. The Bank will not fill the vacancy caused by Mr. Goldstein’s retirement and will reduce the size of its Board from 16 to 15 members.

     (c)        On February 9, 2017, the Board of Directors of the Company appointed John Parlett, Jr. and Katheryn Zabriskie to the Board of Directors of the Company.  The Board also appointed Mr. Parlett to serve on the Audit and Enterprise Risk Management Committees and appointed Ms. Zabriskie to serve on the Governance and Compensation Committees.

     Mr. Parlett, age 61, has served on the Board of Directors of the Bank since April 4, 2014.  Mr. Parlett is currently President of CMI General Contractors, Inc., a commercial design construction firm in Charlotte Hall, Maryland, and President of Computech Systems, Inc., a nationally marketed company that designs instrumentation and other electrical components for the motorsports industry. Independently, he also manages a number of real estate development companies, primarily focusing on commercial rental properties. Mr. Parlett also has an extensive history of community involvement. He has contributed his time and leadership experience to many organizations over the years including service organizations, community development groups and local government task forces. He has received many honors for his service, including the Jefferson Award Honoring Community and Public Service in America, the St. Mary’s Chamber of Commerce Community Service Award and the Governor William Donald Schaefer Salute to Excellence Award.  Mr. Parlett provides the Board with important knowledge and insight necessary to guide the Company and its management through the various issues facing financial institutions.

     Kathryn M. Zabriskie, age 45, is president of Business Training Works, Inc., an employee-development firm specializing in soft-skills training, leadership development, and customer-experience initiatives.  Ms. Zabriskie started the company in 2000.  Since that time, she and her team have worked with hundreds of organizations across industries, including several members of the Fortune 50. Ms. Zabriskie holds an MBA from the University of Texas at Austin and a BA from George Mason University.  She has served on several philanthropic boards and civic organizations in the Bank’s market. Ms. Zabriskie brings a depth and breadth of knowledge to the board related to best practices in employee development, human resources, facilitation, and organizational planning.  Her experience working nationally, internationally, and across industries offers a broad perspective on issues related to training and development, corporate culture, managing and attracting talent, and planning for the future.

     As independent directors, Mr. Parlett and Ms. Zabriskie will each receive the customary fees for their service on the Company’s and Bank’s Boards of Directors and the Committees thereof.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Parlett or Ms. Zabriskie had or will have a director or indirect material interest.

     For more information, reference is made to the Company’s press release dated February 14, 2017, a copy of which is furnish herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Number	Description
	99.1	Press Release Dated February 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION

Date: February 14, 2017	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer